FOR IMMEDIATE RELEASE:

Contacts: Dan Loh 914-701-8200

Atlas Air Worldwide Holdings, Inc.
Settles Securities and Exchange Commission Investigation

Purchase, N.Y., April 3, 2007 — Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW), a leading provider of global air cargo services, today announced a settlement with the U.S. Securities and Exchange Commission (SEC) related to the matters raised in a Wells Notice issued to AAWW in October 2004 in connection with an investigation initiated in late 2002.

The SEC investigation focused on matters arising during the period from 1999 to 2002, when AAWW was under different management and prior to the Company’s successful emergence from Chapter 11 bankruptcy in late July 2004. Since emerging from Chapter 11, AAWW has a new management team and a new board of directors. None of the present board of directors or members of senior management was a focus of the investigation.

Pursuant to the settlement, without admitting or denying the findings therein, AAWW agreed to an administrative order to cease and desist from committing or causing any violations and any future violations of federal securities laws and regulations relating to the filing of annual, quarterly and periodic reports with the SEC, maintaining appropriate books, records and accounts, and maintaining an internal system of accounting controls. The order does not impose any civil penalties or fines and does not include allegations of fraud.

“We are very pleased to have this matter behind us,” stated William J. Flynn, President and Chief Executive Officer of AAWW. “We cooperated fully with the SEC in the investigation since its inception, and have taken significant proactive measures to strengthen our internal controls and procedures over financial reporting and to determine their effectiveness as of December 31, 2006, the first date that we were required to do so by Section 404 of the Sarbanes-Oxley Act of 2002.”

Mr. Flynn added: “Going forward, we are committed to the highest level of integrity in our financial reporting. We are also focused on building a stronger, more efficient company, better positioned to serve the growing demand for flexible, reliable, high-quality air cargo services and outsourcing in the global transportation and logistics market, and better able to provide compelling value to our customers and stockholders.”

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

AAWW, through Atlas and Polar, offers scheduled air cargo service, cargo charters, military charters, and ACMI aircraft leasing in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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